Exhibit 10.1

TERMINATION AGREEMENT

for the

SUPPLY AND OFFTAKE AGREEMENT (GEORGETOWN)

by and between

INTERNATIONAL PAPER COMPANY

and

SYLVAMO NORTH AMERICA, LLC

This Termination Agreement (“Agreement”), dated October 30, 2024 (the “Effective Date”) is made by and between SYLVAMO NORTH AMERICA, LLC, a Delaware limited liability company (“Sylvamo”), and INTERNATIONAL PAPER COMPANY, a New York corporation (“IP” and, together with Sylvamo, the “Parties”):

WHEREAS, Sylvamo and IP have entered into that certain Separation and Distribution Agreement, dated September 29, 2021 (as has been amended, modified or supplemented from time to time, the “Separation and Distribution Agreement”);

WHEREAS, pursuant to the Separation and Distribution Agreement, Sylvamo and IP have entered into that certain Supply and Offtake Agreement (“Georgetown Supply Agreement”), dated as of September 30, 2021, under which IP produces uncoated freesheet, uncoated Bristols, wallboard tape, and specialty papers (the “Products”) for purchase by Sylvamo;

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Georgetown Supply Agreement;

WHEREAS, the Parties wish to mutually terminate the Georgetown Supply Agreement upon the conditions set out below;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the Parties hereby agree as set forth herein.

1. Termination. Parties agree to mutually terminate the Georgetown Supply Agreement as of December 31, 2024 or earlier if mutually agreed (the “Termination Date”).

2. Effects of Termination.

(a) Intellectual Property.

i. Assignment to Sylvamo. The Parties hereby agree that in exchange for the good and valuable consideration set forth in this Agreement and the Georgetown Supply Agreement, IP hereby assigns (and agrees to sign any supporting legal instruments at Sylvamo’s cost) to Sylvamo (or a designated Assignee to be identified by Sylvamo) the Intellectual Property specifically and exclusively associated with Products bearing Bristols and Specialty Trademarks as defined in the Georgetown Supply Agreement. To avoid any confusion, IP shall retain any and all Intellectual Property related to all wallboard tape Products produced by IP at the Mill under the Georgetown Supply Agreement.

ii. Termination of Licenses.

1. Licenses to IP. IP’s licenses to any and all Sylvamo Intellectual Property under the Georgetown Supply Agreement are terminated as of the Termination Date, said licenses including, without limitation:

a.	IP’s license to the Sylvamo Names and Marks,

b.	IP’s license to use any and all Sylvamo Intellectual Property rights.

2. Licenses to Sylvamo. Except for Products produced for Sylvamo by IPC under the Georgetown Supply Agreement, Sylvamo’s licenses to any and all IP Intellectual Property under the Georgetown Supply Agreement are terminated as of the Termination Date, said licenses including, without limitation:

a.	Sylvamo’s license to the GT Trademarks.

(b) Inventory.

i.

For any Inventory remaining on the Mill Floor or the GT off-site warehouse on the date that is six (6) months following the Termination Date, Sylvamo shall provide prompt notice to IP (and in any event within seven (7) days of a request from IP for a shipping destination) of a shipment destination, and such Inventory shall be priced and invoiced to Sylvamo in alignment with practices between the Parties under the Georgetown Supply Agreement, in each case, upon gate exit from the Mill. IP shall ship such Inventory to such destination to the greatest extent practicable in full truckload quantities at Sylvamo’s expense. If Sylvamo does not provide the requested shipment destination within such seven (7)-day period, IP shall ship such Inventory to any location(s) designated by IP at Sylvamo’s expense. For the avoidance of doubt, the risk of any loss, damage, impairment, confiscation, or condemnation of any such Inventory remaining on the Mill floor after such applicable time shall be borne by Sylvamo.

(c) Costs.

i.

Budgeted Capacity. As of December 1, 2024, Budgeted Capacity shall mean the actual orders placed by Sylvamo. For purposes of clarity, Sylvamo shall not be responsible for any costs associated with Lack of Orders after December 1, 2024.

3. Confidential Information. Except as provided below, all Information disclosed between the Parties pursuant to this Agreement shall be deemed confidential (“Confidential Information”), except, in each case, to the extent that such information has been (i) in the public domain or generally available to the public, other than as a result of a disclosure by such Party or any member of such Party’s Group or any of their respective Representatives in violation of this Agreement, (ii) later lawfully acquired from other sources by such Party (or any member of such Party’s Group) which sources are not themselves bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such confidential and proprietary information, or (iii) independently developed or generated without reference to or use of any Confidential Information of such other Party or any member of such other Party’s Group. A Party receiving Confidential Information (the “Receiving Party”) shall not use such information for any purpose other than for which it was disclosed by the party providing such information (the “Providing Party”) and, except as otherwise permitted by this Agreement, shall not disclose to Third Parties any Confidential Information for a period of five (5) years from the termination or expiration of this Agreement or, with respect to any trade secrets, indefinitely. The obligations of the Receiving Party and the Providing Party with regard to Confidential Information shall be governed by and set forth in Sections 6.10 and 6.11 of the Separation and Distribution Agreement, which shall be deemed incorporated by reference herein. Notwithstanding anything to the contrary in this Section 3, the Parties acknowledge that this agreement terminates a material agreement of Sylvamo (as contemplated by applicable securities laws), and this agreement and its terms will be disclosed in public filings in accordance with the rules and regulations of the SEC or the NYSE.

4. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may delegate its obligations under this Agreement to any Subsidiary of such Party without the prior written consent of the other Party.

5. No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties, respectively, and are not intended to confer upon any other Person any rights or remedies hereunder. There are no Third Party beneficiaries of this Agreement and this Agreement shall not provide any Third Party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

6. Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein or therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute, or otherwise) and all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) including all matters of validity, construction, effect, enforceability, performance and remedies.

7. Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any action or proceeding directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Of the Parties hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other Party would not, in the event of any action or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.

8. Jurisdiction; Service of Process. Subject to Section 17 of the Georgetown Supply Agreement, each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement for recognition or enforcement of any judgment relating hereto, and each of the Parties herby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery in the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that an claim in respect of any such proceeding may be heard and determined in the Court of Chancery in the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. The Parties hereby agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13 of this Agreement, or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

9. Relationship of the Parties. In providing the Products and services hereunder, IP is acting as and shall be considered an independent contractor. This Agreement is not intended to create and shall not be construed as creating between IP and Sylvamo any relationship other than an independent contractor and purchaser of the Products. The Parties specifically acknowledge that they are not, and this Agreement is not intended to and shall not be construed to make them, affiliates of one another and that no principal and agent, joint venture, partnership or similar relationship, or any other relationship, that imposes or implies any fiduciary duty, including any duty of care or duty of loyalty, exists between the Parties. Except as expressly set forth herein, no Party has the authority to, and each Party agrees that it shall not, directly or indirectly contract any obligations of any kind in the name of or chargeable against the other Party without such other Party’s prior written consent.

10. Amendments; Waivers. Except as to the Parties’ ability to modify the Termination Date to an earlier date as detailed in Section 1 of this Agreement, no provisions of this Agreement shall be deemed waived, amended, supplemented, or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification. No failure or delay by either Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

11. Entire Agreement. This Agreement, together with the Separation and Distribution Agreement and Georgetown Supply Agreement, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. This Agreement shall not modify, terminate or otherwise amend the Nondisclosure Agreement having an Effective Date of June 1, 2024, between the Parties (the “NDA”). The NDA shall continue to control solely for the purposes of the Discussion as defined in the NDA.

12. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be determined by a court of competent jurisdiction to be invalid, unenforceable or void, the remaining provisions hereof or thereof, or the application of such provisions to Persons or circumstances or in jurisdictions other than those to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to affect the original intent of the Parties.

13. Notices. Other than for routine communications with respect to operational matters under this Agreement, the procedures specified in Section 10.5 of the Separation and Distribution Agreement shall apply with respect to all notices, requests, claims, demands and other communications under this Agreement.

14. Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement; (c) Article, Section, Schedule, Exhibit and Appendix references are to the Articles, Sections, Schedules, Exhibits and Appendices to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to this Agreement shall be deemed to include the Exhibits, Schedules and Annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by Law to close in (x) Memphis, Tennessee, (y) Selma, Alabama or (z) New York, New York; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; (j) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (k) unless otherwise specified, all dollar amounts, including the symbol “$”, refer to the lawful currency of the United States of America; and (l) all references to “the date hereof” or “the date of this Agreement” and words of similar import shall all be references to the Effective Date.

15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties hereto, respectively, and delivered to the other Party hereto, respectively. Delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed as of the date first above written.

SYLVAMO NORTH AMERICA, LLC

By:	/s/ Rodrigo Davoli
Name:	Rodrigo Davoli
Title:	SVP & GM North America

INTERNATIONAL PAPER COMPANY

By:	/s/ Clay Ellis
Name:	Clay Ellis
Title:	SVP - global cellulose fibers

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